                                                                   EXHIBIT 11.1

                  COMPUTATION OF DILUTED NET INCOME PER SHARE

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
                                                                   THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                     MARCH 31, 1999                 MARCH 31, 1999
                                                                 ----------------------         ------------------------
CALCULATION OF DILUTED NET INCOME PER SHARE AT MARCH 31, 1999

Weighted average common shares                                                5,306,042                        5,282,278
Common stock options outstanding using the treasury stock method                167,794                          130,127
                                                                             ----------                       ----------
Total diluted weighted average common shares outstanding                      5,473,836                        5,412,405
Net income                                                                   $1,258,994                       $3,347,286
Diluted net income per share                                                       0.23                             0.62
                                                                             ==========                       ==========

Weighted Common Stock Options                                       477,187                        413,723
Weighted average outstanding exercise price                      $     5.56                     $     5.06
                                                                 ----------                     ----------
Gross proceeds                                                    2,651,442                      2,092,404
Repurchase price                                                 $     8.57                     $     7.38
                                                                 ----------                     ----------
Shares repurchased                                                  309,393                        283,596
                                                                 ----------                     ----------
Net shares                                                          167,794                        130,127
                                                                 ==========                     ==========
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

                                                                   THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                     MARCH 31, 1998                  MARCH 31, 1998
                                                                 ----------------------         -----------------------
CALCULATION OF  DILUTED NET INCOME PER SHARE AT MARCH 31, 1998

Weighted average common shares                                                5,367,122                       3,829,589
Conversion of Preferred Stock to Common Stock                                                                   992,826
Common stock options outstanding using the treasury stock method                118,804                         134,874
                                                                             ----------                      ----------
Total diluted weighted average common shares outstanding                      5,485,926                       4,957,289
Net income                                                                   $  834,180                      $2,251,381
Diluted net income per share                                                       0.15                            0.45
                                                                             ==========                      ==========

Weighted Common Stock Options                                       355,825                        355,825
Weighted average outstanding exercise price                      $     4.03                     $     4.03
                                                                 ----------                     ----------
Gross proceeds                                                    1,433,975                      1,433,975
Repurchase price                                                 $     6.05                     $     6.49
                                                                 ----------                     ----------
Shares repurchased                                                  237,021                        220,951
                                                                 ----------                     ----------
Net shares                                                          118,804                        134,874
                                                                 ==========                     ==========

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